Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-280027 and 333-281206 on Form S-3, and 333-265861 on Form S-8 of our reports dated March 19, 2026, relating to the financial statements of The ONE Group Hospitality, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 28, 2025.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 19, 2026